Gladstone Commercial Corporation Reports Results for its Third Quarter Ended September 30, 2010

- Reported funds from operations ("FFO") for the three and nine months ended September 30, 2010 of approximately $4.3 million and $11.0 million, respectively, an increase of 26.6% and 8.9%, respectively, as compared to the same periods last year.

- Received a full early repayment of its $10.0 million mortgage loan, with additional income and prepayment fees of $3.3 million, for total proceeds of $13.3 million.

- Exercised a one-year renewal option on its $48.0 million mortgage loan on September 30, 2010 to extend the maturity date until September 30, 2011.

- Issued 60,000 shares of common stock for net proceeds of approximately $1.0 million.

MCLEAN, Va., Nov. 1, 2010 /PRNewswire-FirstCall/ -- Gladstone Commercial Corporation (Nasdaq: GOOD) (the "Company") today reported financial results for its third quarter ended September 30, 2010.  A description of FFO, a relative non–GAAP (generally accepted accounting principles in the United States) financial measure, is presented at the end of this earnings release.  All per share references herein are to fully-diluted weighted average shares of common stock, unless otherwise noted.

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FFO for the three months ended September 30, 2010 was approximately $4.3 million, or $0.50 per share, a 26.6% increase as compared to the same period one year ago.  FFO for the nine months ended September 30, 2010 was approximately $11.0 million, or $1.29 per share, an 8.9% increase as compared to the same period one year ago. The increase was a direct result of the $3.3 million of additional income and prepayment fees the Company received in connection with the early repayment of its mortgage loan receivable, partially offset by a decrease in its rental and interest income and an increase in its professional fees.  Rental income decreased because two of the Company's tenants vacated their respective properties during the quarter and interest income decreased due to the repayment of the Company's mortgage loan receivable. Professional fees increased because of the write-off of $1.6 million of fees which are associated with the termination of the Company's private offering of senior common stock and for which the Company does not expect to be reimbursed.

Commenting on the results of operations, Chip Stelljes, President and Chief Investment Officer, said "During the quarter, we continued our emphasis on managing and improving the portfolio.  As we previously announced, we received an additional $3.3 million of income from the early repayment of our mortgage loan, and, while we did not make any new investments during the quarter, we continue to actively search for suitable acquisitions.  After the quarter ended, we made the decision to terminate our private offering of unregistered senior common stock due to market conditions and wrote off approximately $1.6 million in associated offering expenses. Despite the termination, we remain optimistic about our future and are seeing signs of economic improvement and stabilization in both the equity and debt capital markets as evidenced by our issuance of common equity during the quarter. We are working hard to re-tenant our two vacant buildings and remain pleased with the overall performance of our portfolio. We are currently reviewing several potential acquisitions and continue to actively seek additional equity and mortgage debt in order to grow our portfolio."

Net income available to common stockholders for the three months ended September 30, 2010 was approximately $1.0 million, or $0.12 per share, as compared to net income available to common stockholders of approximately $256,000, or $0.03 per share, for the same period one year ago.   Net income available to common stockholders for the nine months ended September 30, 2010 was approximately $1.0 million, or $0.12 per share, as compared to net income available to common stockholders of approximately $415,000, or $0.05 per share, for the same period one year ago.   A reconciliation of FFO to net income, the metric which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009

Net income	$ 2,028,252	$ 1,278,990	$ 4,121,038	$ 3,485,506
Less: Distributions attributable to preferred and senior common stock	(1,027,719)	(1,023,437)	(3,074,970)	(3,070,312)
Net income available to common stockholders	1,000,533	255,553	1,046,068	415,194

Add: Real estate depreciation and amortization, including discontinued operations	3,280,048	3,284,723	9,992,411	9,885,571
Less: Gain on sale of real estate	-	(160,038)	-	(160,038)
FFO available to common stockholders	$ 4,280,581	$ 3,380,238	$ 11,038,479	$ 10,140,727

Weighted average shares outstanding - basic	8,562,777	8,563,264	8,555,517	8,563,264
Weighted average shares outstanding - diluted	8,577,173	8,563,264	8,560,734	8,563,264

Basic net income per weighted average share of common stock	$ 0.12	$ 0.03	$ 0.12	$ 0.05
Diluted net income per weighted average share of common stock	$ 0.12	$ 0.03	$ 0.12	$ 0.05

Basic FFO per weighted average share of common stock	$ 0.50	$ 0.39	$ 1.29	$ 1.18
Diluted FFO per weighted average share of common stock	$ 0.50	$ 0.39	$ 1.29	$ 1.18

Distributions declared per share of common stock	$ 0.375	$ 0.375	$ 1.125	$ 1.125

Percentage of FFO paid per share of common stock	75%	95%	87%	95%

At September 30, 2010, the Company owned 64 properties totaling approximately 6.3 million square feet for a total net investment of approximately $375.6 million.  Currently, 62 of the Company's properties are fully leased, or approximately 97.0% of the portfolio, and each of these tenants are current and paying in accordance with their leases.

Two of the Company's leases have expired, which totaled approximately 2.6% of its total annualized rental income.  The Company is seeking new tenants for these two properties while concurrently researching alternative uses for these properties. The Company expects that it will re-lease these properties in the near future.   In addition, one of the Company's tenants declared bankruptcy on September 29, 2010; however, the Company received the October rental payment from this tenant.  The lease expires in January 2012 and rental income from this tenant is less than 1% of our total annualized rental income.

The Company had $48.0 million of balloon principal payments maturing under one of its long-term mortgages in 2010; however, the mortgage has three annual extension options through 2013, and the Company exercised one of these options on September 30, 2010.  In connection with the exercise of the option, the interest rate reset from 6.85% to 4.58% through September 30, 2011.  The Company has no other balloon principal payments due under any of its mortgages until 2013.

Because the Company's line of credit with Key Bank matures in December 2010, it has executed a commitment with a large national bank for a new line of credit to serve as replacement financing.  Although the Company expects that it will be able to procure the new line of credit prior to the date of maturity of the existing line of credit, there can be no assurance that such replacement financing will be obtained on terms which are similar to those of the existing line of credit, or at all.

Third quarter highlights, the Company:

  Received full early repayment on its $10.0 million mortgage loan and additional income and prepayment fees of $3.3 million, for total proceeds of $13.3 million;
  Exercised a one-year renewal option on its $48.0 million mortgage loan on September 30, 2010 to extend the maturity date until September 30, 2011;
  Issued 60,000 shares of common stock at an average price per share of $17.03 under its Open Market Sales Agreement with Jefferies & Company, Inc., for net proceeds of approximately $1.0 million; and
  Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock for each of the months of July, August and September 2010.

Subsequent to September 30, 2010, the Company:

  Extended the lease on one of its properties for an additional period of 10 years, which was originally set to mature in December 2010; and
  Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock for each of the months of October, November and December 2010.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Tuesday, November 2, 2010 at 8:30 a.m. EDT to discuss its earnings results.  Please call (800) 860-2442 to enter the conference.  An operator will monitor the call and set a queue for questions.

The conference call replay will be available two hours after the call and will be available through December 2, 2010.  To hear the replay, please dial (877) 334-7529 and use playback conference number 445297.

The live audio broadcast of the Company's quarterly conference call will be available online at www.GladstoneCommercial.com.  The event will be archived and available for replay on the Company's website through January 1, 2011.

Gladstone Commercial Corporation is a publicly-traded real estate investment trust ("REIT") that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans.  To sign up to receive notifications about Gladstone Commercial or its affiliated companies, please visit www.gladstone.com.

For further information contact Investor Relations at 703-287-5893.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.  To learn more about FFO, please refer to the Form 10-Q for the quarter ended September 30, 2010, as filed with the SEC today.

All statements contained in this press release, other than historical facts, may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 24, 2010, and our Quarterly Report on Form 10-Q, as filed with the SEC on May 3, 2010 and November 1, 2010.   The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise ..

Gladstone Commercial Corporation Consolidated Balance Sheets (unaudited)
	September 30, 2010	December 31, 2009

ASSETS
Real estate, at cost	$ 391,502,046	$ 390,753,892
Less: accumulated depreciation	41,268,421	34,111,952
Total real estate, net	350,233,625	356,641,940

Lease intangibles, net	25,348,564	28,177,461
Mortgage note receivable	-	10,000,000
Cash and cash equivalents	3,230,471	3,096,598
Restricted cash	2,606,065	2,633,538
Funds held in escrow	2,714,936	2,487,680
Deferred rent receivable	10,020,329	8,975,196
Deferred financing costs, net	2,553,660	3,136,055
Other assets	864,726	1,716,905

TOTAL ASSETS	$ 397,572,376	$ 416,865,373

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$ 250,781,740	$ 252,761,651
Borrowings under line of credit	22,700,000	33,200,000
Deferred rent liability	2,507,408	3,213,195
Asset retirement obligation liability	2,414,048	2,305,644
Accounts payable and accrued expenses	1,662,045	2,086,741
Due to Adviser	1,720,203	1,213,640
Other liabilities	3,726,929	3,633,960

Total Liabilities	285,512,373	298,414,831

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	2,150	2,150
Senior common stock, $0.001 par value; 7,500,0000 shares authorized and 51,737 and 0 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	52	-
Common stock, $0.001 par value, 40,200,000 shares authorized and 8,605,264 and 8,563,264 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	8,605	8,563
Additional paid in capital	172,023,461	170,622,581
Notes receivable - employees	(1,516,016)	(2,304,999)
Distributions in excess of accumulated earnings	(58,458,249)	(49,877,753)

Total Stockholders’ Equity	112,060,003	118,450,542

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 397,572,376	$ 416,865,373

Gladstone Commercial Corporation Consolida ted Statements of Operations (unaudited)
	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Operating revenues
Rental income	$ 10,209,211	$ 10,383,002	$ 31,033,797	$ 31,150,423
Interest income from mortgage note receivable	43,750	191,667	420,833	568,750
Tenant recovery revenue	81,452	82,425	246,147	247,593
Total operating revenues	10,334,413	10,657,094	31,700,777	31,966,766

Operating expenses
Depreciation and amortization	3,280,048	3,284,723	9,992,411	9,875,156
Property operating expenses	262,686	219,537	738,327	687,129
Due diligence expense	-	-	20,788	16,433
Base management fee	298,393	342,743	907,098	1,073,041
Incentive fee	1,070,145	835,003	2,745,601	2,433,945
Administration fee	356,856	293,075	807,859	774,636
Professional fees	1,822,683	105,368	2,200,094	466,529
Insurance expense	53,219	50,757	166,056	147,561
Directors' fees	54,533	49,459	152,976	149,547
General and administrative	83,656	88,617	317,669	356,894
Total operating expenses before credit from Adviser	7,282,219	5,269,282	18,048,879	15,980,871

Credit to incentive fee	-	(200,264)	(56,073)	(564,968)
Total operating expenses	7,282,219	5,069,018	17,992,806	15,415,903

Other income (expense)
Interest income from temporary investments	114	524	492	17,989
Interest income - employee loans	36,557	48,130	122,231	145,878
Other income	3,309,887	-	3,318,216	11,320
Interest expense	(4,370,500)	(4,521,848)	(13,027,872)	(13,443,405)
Total other expense	(1,023,942)	(4,473,194)	(9,586,933)	(13,268,218)

Income from continuing operations	2,028,252	1,114,882	4,121,038	3,282,645

Discontinued operations
Income from discontinued operations	-	4,070	-	42,823
Gain on sale of real estate	-	160,038	-	160,038
Total discontinued operations	-	164,108	-	202,861

Net income	2,028,252	1,278,990	4,121,038	3,485,506

Distributions attributable to preferred stock	(1,023,437)	(1,023,437)	(3,070,313)	(3,070,312)
Distributions attributable to senior common stock	(4,282)	-	(4,657)	-

Net income available to common stockholders	$ 1,000,533	$ 255,553	$ 1,046,068	$ 415,194

Earnings per weighted average share of common stock - basic
Income from continuing operations (net of distributions attributable to preferred stock)	$ 0.12	$ 0.01	$ 0.12	$ 0.03
Discontinued operations	0.00	0.02	0.00	0.02

Net income available to common stockholders	$ 0.12	$ 0.03	$ 0.12	$ 0.05

Earnings per weighted average share of common stock - diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$ 0.12	$ 0.01	$ 0.12	$ 0.03
Discontinued operations	0.00	0.02	0.00	0.02

Net income available to common stockholders	$ 0.12	$ 0.03	$ 0.12	$ 0.05

Weighted average shares of common stock outstanding - basic	8,562,777	8,563,264	8,555,517	8,563,264
Weighted average shares of common stock outstanding - diluted	8,577,173	8,563,264	8,560,734	8,563,264

Earnings per weighted average share of senior common stock	$ 0.26	$ 0.00	$ 0.79	$ 0.00
Weighted average shares of senior common stock outstanding - basic	16,286	0	5,903	0

Gladstone Commercial Corporation Consolidated Statements of Cash Flows (unaudited)
	For the nine months ended September 30,
	2010	2009

Cash flows from operating activities:
Net income	$ 4,121,038	$ 3,485,506
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including discontinued operations	9,992,411	9,885,571
Amortization of deferred financing costs	836,884	1,144,991
Amortization of deferred rent asset and liability, net	(515,665)	(399,052)
Asset retirement obligation expense, including discontinued operations	108,404	106,902
Gain on sale of real estate	-	(160,038)
Decrease (increase) in other assets	358,279	(413,620)
Increase in deferred rent receivable	(1,235,255)	(1,564,298)
Increase in accounts payable, accrued expenses, and amount due Adviser	80,899	124,761
Increase (decrease) in other liabilities	120,442	(81,672)
Net cash provided by operating activities	13,867,437	12,129,051

Cash flows from investing activities:
Real estate investments	(748,155)	(85,534)
Leasing commissions paid	(7,044)	(298,270)
Proceeds from sale of real estate	-	1,089,031
Principal repayments on mortgage notes receivable	10,000,000	-
Receipts from lenders for reserves held in escrow	1,081,987	853,264
Payments to lenders for reserves held in escrow	(1,309,245)	(1,399,699)
Decrease (increase) in restricted cash	27,473	(371,538)
Deposits refunded	250,000	200,000
Net cash provided by (used in) investing activities	9,295,016	(12,746)

Cash flows from financing activities:
Proceeds from issuance of common and senior common stock	1,792,923	-
Offering costs	(149,801)	-
Principal repayments on mortgage notes payable	(1,979,911)	(1,738,262)
Principal repayments on employee notes receivable	788,983	44,285
Borrowings from line of credit	22,400,000	49,700,000
Repayments on line of credit	(32,900,000)	(29,400,000)
Repayment of short-term loan	-	(20,000,000)
Receipts from tenants for reserves	1,615,313	2,541,657
Payments to tenants from reserves	(1,216,487)	(2,197,535)
(Decrease) increase in security deposits	(426,299)	27,415
Payments for deferred financing costs	(254,489)	(106,054)
Distributions paid for common and preferred	(12,698,812)	(12,703,991)
Net cash used in financing activities	(23,028,580)	(13,832,485)

Net increase (decrease) in cash and cash equivalents	133,873	(1,716,180)

Cash and cash equivalents, beginning of period	3,096,598	4,503,578

Cash and cash equivalents, end of period	$ 3,230,471	$ 2,787,398

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Forfeiture of common stock in satisfaction of employee note receivable	$ 243,900	$ -

Senior common dividend issued in the dividend reinvestment program	$ 1,753	$ -

CONTACT:  Investor Relations, Gladstone Commercial Corporation, +1-703-287-5893